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To Call Writer Direct:
     312-861-2000

                               Kirkland & Ellis

                                                                   [Exhibit 8.1]

                               November 29, 1994

Navistar Financial Retail
Receivables Corporation
2850 West Golf Road
Rolling Meadows, Illinois 60008

          Re:  NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
               REGISTRATION STATEMENT ON FORM S-3 (No. 33-55865)

          We have acted as special counsel to Navistar Financial Retail Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and together with the Certificates, the "Securities") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

          As described in the Registration Statement, the Securities of each series will be issued by an owner trust or a grantor trust to be formed with respect to such series (an "Owner Trust" or a "Grantor Trust", as the case may be). Each Owner Trust will be a Delaware business trust to be formed by the Company pursuant to a Trust Agreement (a "Trust Agreement") between the Company and an Owner Trustee. Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, and a Grantor Trustee. Each series of Securities issued by an Owner Trust will include one or more classes of Notes and one or more classes of Certificates ("Owner Certificates" and collectively with the Notes, the "Owner Securities"). Each series of Certificates issued by a Grantor
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Navistar Financial Retail
     Receivables Corporation
November 29, 1994
Page 2


Trust will consist of two classes of Certificates, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (together, the "Grantor Certificates"). With respect to any Grantor Trust, only the Class A Certificates will be registered. For each series of Owner Securities, the Owner Certificates will be issued pursuant to a Trust Agreement, and the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the Owner Trust and an Indenture Trustee. Each series of Grantor Certificates will be issued pursuant to a Grantor Trust Pooling and Servicing Agreement.

          We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Securities, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, and in each case as filed or incorporated with the Registration Statement, the form of Grantor Trust Pooling and Servicing Agreement (including the form of Class A Certificates included as an exhibit thereto), the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate") and the form of Owner Certificates included as an exhibit thereto), the form of Purchase Agreement between Navistar Financial Corporation and the Company and the form of Pooling and Servicing Agreement (the "Owner Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, as Servicer, and an Owner Trust (the Registration Statement, the Grantor Trust Pooling and Servicing Agreement and the Purchase Agreement, collectively, the "Grantor Trust Operative Documents" and the Registration Statement, the Indenture, the Trust Agreement, the Purchase Agreement and the Owner Trust Pooling and Servicing Agreement, collectively, the "Owner Trust Operative Documents"). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

          The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as
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Navistar Financial Retail
     Receivables Corporation
November 29, 1994
Page 3


amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

          Based on the foregoing and assuming that the Owner Trust Operative Documents and Grantor Trust Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Owner Trust Operative Documents and Grantor Trust Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussions presented in the Prospectus under the captions "PROSPECTUS SUMMARY -- Certain Federal Income Tax Consequences" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" are based upon reasonable interpretations of existing U.S. federal tax law. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                     Sincerely,



                                     ___________________
                                     KIRKLAND & ELLIS